UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________
Date of Report (Date of earliest event reported) September 21, 2006
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 21, 2006, NeuStar, Inc. entered into agreements with North American Portability Management LLC to amend the seven contracts under which NeuStar provides telephone number portability and other clearinghouse services to telecommunications service providers in the United States (each, an “Amendment” and collectively, the “Amendments”). Among other things, the Amendments extend the term of each of NeuStar’s seven contracts with North American Portability Management LLC through June 30, 2015, and modify the terms governing pricing for transactions under each of these contracts, including adjustments to the price per transaction in limited circumstances set forth in the Amendments.
The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, the form of which is attached hereto as Exhibit 99.1, and which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On September 21, 2006, NeuStar, Inc. issued a press release announcing entry into the Amendments. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
99.1	Amendment, effective September 21, 2006, to the contractor services agreement by and between NeuStar, Inc. and North American Portability Management LLC, as amended.

99.2	Press Release of NeuStar, Inc., dated September 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Amendment, effective September 21, 2006, to the contractor services agreement by and between NeuStar, Inc. and North American Portability Management LLC, as amended.

99.2	Press Release of NeuStar, Inc., dated September 21, 2006.